Aflac Incorporated 1st Quarter 2018 10-Q
Exhibit 10.2

/s/ Dan Amos
By: Daniel P. Amos
Aflac Incorporated

NOTICE OF GRANT OF PERFORMANCE BASED RESTRICTED STOCK AND RESTRICTED STOCK AWARD AGREEMENT	AFLAC INCORPORATED Worldwide Headquarters 1932 Wynnton Road Columbus, Georgia 31999

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Option Number: %OPTION_NUMBER%-%
Plan: %%EQUITY_PLAN%-%

Effective %%OPTION_DATE,'MM/DD/YYYY'%-%, you have been granted an award of %%TOTAL_SHARES_GRANTED,'999,999,999'%-% shares of Aflac Incorporated (the Company) common stock.

These award shares are restricted until the date shown below.

Shares	Full Vest
%%TOTAL_SHARES_GRANTED,'999,999,999'%-%	%%VEST_DATE_PERIOD1,'MM/DD/YYYY'%-%

Summary of Award Terms:

Please reference the enclosed for the 2017 Performance Based Restricted Stock Award grant objectives.

This award is granted under and governed by the terms and conditions of the Company's 2004 Long-Term Incentive Plan (as Amended and Restated March 14, 2012).

Performance Based Restricted Stock 2017 Grant Objectives

- The following illustrates the 2017 PBS program as approved by the Compensation Committee on February 14, 2017, including the addition of upside performance/payout leverage and the RTSR modifier; any earned payouts would be delivered in Q1 2020.


FY 2017
FY 2018
FY 2019
FY 2020
Perf. Cycle
(2017-19)
Awards earned based on Aflac's three-year average Currency-neutral Operating ROE, SMR, RBC, and RTSR vs. peers
Payout

RECOMMENDED GOALS				
Perform. Level	Committee-approved 3-Yr. Avg. Currency-neutral Operating ROE[1] Goal (50% weighting)	Committee-approved 3-Yr. Avg. SMR Goal (25% weighting)	Committee-approved 3-Yr. Avg. RBC Goal (25% weighting)	Payout (% of Target)
Maximum	16.5%	700%	600%	200%
Target	14.25%	600%	500%	100%
Threshold	12.5%	500%	400%	50%

RELATIVE TSR (RTSR) MODIFIER		
Performance Level	Aflac's 3-Yr. RTSR %ile Rank vs. Peers	Modifier to Earned Amounts
Maximum	75th %ile or greater	1.20x
Target	Between 25th and 75th %ile	1.00x
Threshold	25th %ile or worse	0.80x

- For financial performance (ROE, SMR, and RBC), linear interpolation will be used to determine payouts for performance between the corresponding goals (i.e., threshold to target, or target to maximum), which will be approved by the Committee
- For RTSR, adjustments of 1.20x or 0.80x would be made ***only*** if Aflac's RTSR was in the upper or lower quartile, respectively, versus its peers; no adjustments to amounts earned pursuant to Aflac's financial performance would be made for relative TSR performance falling between the 25th and 75th percentiles of the peers (i.e., there would not be any linear interpolation)
- Overall, maximum potential payouts will be capped at 200% of target

Final Payout = [(50% * Payout % of Target for ROE) + (25% * Payout % of Target for SMR) + (25% * Payout % of Target for RBC)] * RTSR Modifier - - final payout subject to 200% of target maximum cap

[1] Represents a new definition of ROE which includes hedge costs in operating earnings and excludes unrealized foreign exchange gain/loss from shareholders equity.